Exhibit 11.1

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
                                   COMPUTATION OF PER SHARE EARNINGS
                     (US dollars in thousands, except share and per share data)

                                                                     Year Ended October 31,
                                                       ------------------------------------------------
                                                          1998                1997             1996
                                                       ---------------    ------------    -------------

Basic earnings per share:
   Net income                                          $       51,256     $     29,586    $       1,494
                                                       ==============     ============    =============

   Weighted average number of
      shares outstanding                                   20,239,790       20,761,020       21,439,452
                                                       ---------------    ------------    -------------

   Net earnings per share                              $         2.53     $       1.43    $        0.07
                                                       ==============     ============    =============

Diluted earnings per share:

   Net income                                          $       51,256     $     29,586    $       1,494
                                                       ==============     ============    =============

   Weighted average number of
      shares outstanding                                   20,239,790       20,761,020       21,439,452

   Assuming conversion of stock options
      under the employment agreement
      and Stock Option Plan                                 1,248,574          874,906            N/A
                                                       ---------------    ------------    -------------

   Weighted average number of
      shares and dilutive potential common stock
      outstanding after considering
      effects of stock option                              21,488,364       21,635,926       21,439,452
                                                       ---------------    ------------    -------------

   Net earnings per share and dilutive potential
      common stock                                     $         2.39     $       1.37    $        0.07
                                                       ==============     ============    =============

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